EXHIBIT 11
CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS (Note 1)
(In Thousands, Except Per Share Data)

_______________________________________________________________________________
________________________
Years Ended December 31,                                                   1993
1992        1991
_______________________________________________________________________________
________________________

EARNINGS PER SHARE OF COMMON STOCK,
  as Shown on the Consolidated Statement of Income

Income before cumulative effect of change in
  accounting principle.  .  .  .  .  .  .  .  .  .  .  .               $188,494
$194,958    $168,613
Cumulative effect prior to January 1, 1993,
  of applying Statement of Financial Accounting
  Standards No. 109 (SFAS No. 109).  .  .  .  .  .  .  .                 17,422
- -           -
                                                                       ________
________    ________

  Net income .  .  .  .  .  .  .  .  .  .  .  .  .  .  .               $205,916
$194,958    $168,613
                                                                       ========
========    ========

  Average common shares outstanding  .  .  .  .  .  .  .                 92,808
89,128      86,837
                                                                       ________
________    ________

  Earnings per share of common stock
    Income before cumulative effect of change
      in accounting principle  .  .  .  .  .  .  .  .  .               $   2.03
$   2.19    $   1.94
    Cumulative effect prior to January 1, 1993,
      of applying SFAS No. 109 .  .  .  .  .  .  .  .  .                    .19
- -           -
                                                                       ________
________    ________

    Net income  .  .  .  .  .  .  .  .  .  .  .  .  .  .               $   2.22
$   2.19    $   1.94
                                                                       ========
========    ========

PRIMARY EARNINGS PER SHARE

  Income before cumulative effect of change
    in accounting principle .  .  .  .  .  .  .  .  .  .               $188,494
$194,958    $168,613
  Cumulative effect prior to January 1, 1993
    of applying SFAS No. 109.  .  .  .  .  .  .  .  .  .                 17,422
- -           -
                                                                       ________
________    ________

  Net income .  .  .  .  .  .  .  .  .  .  .  .  .  .  .               $205,916
$194,958    $168,613
                                                                       ========
========    ========

  Average common shares outstanding  .  .  .  .  .  .  .                 92,808
89,128      86,837
  Incremental shares resulting from
    assumed exercise of stock options.  .  .  .  .  .  .                    316
139          49
                                                                       ________
________    ________
  Average common shares, as adjusted .  .  .  .  .  .  .                 93,124
89,267      86,886
                                                                       ________
________    ________

  Primary earnings per share
    Income before cumulative effect of change
      in accounting principle  .  .  .  .  .  .  .  .  .               $   2.02
$   2.18    $   1.94
    Cumulative effect prior to January 1, 1993
      of applying SFAS No. 109 .  .  .  .  .  .  .  .  .                    .19
- -           -
                                                                       ________
________    ________

    Net income  .  .  .  .  .  .  .  .  .  .  .  .  .  .               $   2.21
$   2.18    $   1.94
                                                                       ========
========    ========
_______________________________________________________________________________
________________________

                                                                     EXHIBIT 11
                                                                     (Cont.)
CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS (Note 1) (Continued)
(In Thousands, Except Per Share Data)

_______________________________________________________________________________
________________________
Years Ended December 31,                                                   1993
1992        1991
_______________________________________________________________________________
________________________


FULLY DILUTED EARNINGS PER SHARE (Note 2)

  Income before cumulative effect of change
    in accounting principle .  .  .  .  .  .  .  .  .  .               $188,494
$194,958    $168,613
  Interest on 7 1/4% Convertible Subordinated
    Debentures, net of tax effect .  .  .  .  .  .  .  .                 12,663
13,522      13,796
                                                                       ________
________    ________
  Income before cumulative effect of change
    in accounting principle, as adjusted.  .  .  .  .  .                201,157
208,480     182,409
  Cumulative effect prior to January 1, 1993
    of applying SFAS No. 109.  .  .  .  .  .  .  .  .  .                 17,422
- -           -
                                                                       ________
________    ________

  Net income, as adjusted.  .  .  .  .  .  .  .  .  .  .               $218,579
$208,480    $182,409
                                                                       ========
========    ========

  Average common shares outstanding  .  .  .  .  .  .  .                 92,808
89,128      86,837
  Incremental shares resulting from
    assumed exercise of stock options.  .  .  .  .  .  .                    349
161          57
  Shares issuable from assumed conversion of 7 1/4%
    Convertible Subordinated Debentures .  .  .  .  .  .                  4,630
4,630       4,630
                                                                       ________
________    ________
  Average common shares, as adjusted .  .  .  .  .  .  .                 97,787
93,919      91,524
                                                                       ________
________    ________

  Fully diluted earnings per share
    Income before cumulative effect of change
      in accounting principle, as adjusted .  .  .  .  .               $   2.06
$   2.22    $   1.99
    Cumulative effect prior to January 1, 1993
      of applying SFAS No. 109 .  .  .  .  .  .  .  .  .                    .18
- -           -
                                                                       ________
________    ________

    Net income, as adjusted .  .  .  .  .  .  .  .  .  .               $   2.24
$   2.22    $   1.99
                                                                       ========
========    ========
_______________________________________________________________________________
________________________

Notes:
(1)  This calculation is submitted in accordance with Regulation S-K
     Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
(2)  This calculation is submitted in accordance with Regulation S-K
     Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because the assumed conversion of the 7 1/4% Convertible Subordinated Debentures produces an antidilutive result.